Exhibit 10.2

EQUITY CONTRIBUTION AGREEMENT

This Equity Contribution Agreement (“Agreement”) dated effective as of June 18, 2013 (the “Effective Date”), is by and between CVSL Inc., a Florida corporation (the “Company”), and Rochon Capital Partners, Ltd. (“Seller”).

Recitals

A.                                    Seller is the record, legal and beneficial owner of $0.0001 par value shares of common stock of the Company (the “Stock”).

B.                                    Seller desires to make an equity contribution of certain shares of the Stock owned by it to the Company pursuant to the terms of this Agreement.

C.                                    The Company agrees to accept the contribution of such shares of Stock from Seller.

Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Transfer of Stock.

1.1                               Equity Contribution.  Seller agrees to contribute and transfer (the “Contribution”) to the Company, without the payment of any consideration by the Company, and the Company agrees to accept from Seller, 32,500,000 shares of Stock (the “Shares”), free and clear of any and all Encumbrances (as defined herein).  The Contribution is effective as of the Effective Date.

1.2                               Execution of Stock Power.  Seller shall execute the Stock Power, attached hereto as Exhibit A, to evidence and effectuate the Contribution of the Shares.

2.                                      Representations and Warranties.

2.1                               Seller’s Representations.  Seller represents and warrants to the Company as follows:

(a)                                 Stock Ownership and Other Matters.  Seller owns of record and beneficially and has good, valid and indefeasible title to the Shares, free and clear of any and all Encumbrances.

(b)                                 Authorization.  Seller has the full capacity to enter into and perform this Agreement and to contribute and transfer the Shares as herein provided.  The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Seller.  This Agreement is the valid and binding obligation of Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy,

EQUITY CONTRIBUTION AGREEMENT

insolvency, moratorium, reorganization or other similar laws affecting the enforceability of creditors’ rights generally, and by equitable principles.

(c)                                  Consents.  No consent, approval or authorization of any person or entity, including without limitation any lender, trustee, security holder, surety or bonding company, is required in connection with the execution, delivery or performance of this Agreement by Seller.

(d)                                 No Claims.  There is no action, suit or proceeding pending or, to the knowledge of Seller, threatened against Seller or any of Seller’s properties or rights before any court or by or before any governmental body or arbitration board or tribunal that would impact, prohibit or otherwise affect the transactions contemplated by this Agreement.

(e)                                  Capability.  Seller has sufficient knowledge and experience in financial and business matters and is fully capable of evaluating the merits of transferring the Shares to the Company.

2.2                               The Company’s Representations.  The Company represents and warrants to Seller as follows:

(a)                                 Authorization.  The execution, delivery and performance of this Agreement and have been duly authorized by all necessary corporate action on the part of the Company.  This Agreement is the valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforceability of creditors’ rights generally, and by equitable principles.

(b)                                 Consents.  No authorization, approval or consent of any person or entity, including, without limitation, any lender, trustee, security holder, surety or bonding company, is required in connection with the execution, delivery or performance of this Agreement or the transactions contemplated hereby by the Company.

3.                                      Further Assurances.  Seller shall, from time to time and at any time after the date hereof, execute and deliver such additional assignments, certificates, instruments and documents and take all additional actions as requested by the Company to effectuate the purposes of this Agreement and to consummate and evidence the Contribution.

4.                                      Miscellaneous Provisions.

4.1                               Definition.  “Encumbrance” means any option, mortgage, pledge, security interest, lien, liability, claim, contingency, possessory interest, charge, encumbrance, title retention agreement, device or arrangement (including any lease in the nature thereof), choate or inchoate tax lien, assessment, covenant, reservation, right of first refusal, right to acquire or restrictions (whether on issuance, voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law or otherwise.

4.2                               Survival.  All representations, warranties, covenants, agreements and indemnities contained in this Agreement or in any document delivered in connection herewith

EQUITY CONTRIBUTION AGREEMENT

shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

4.3                               Entire Agreement.  The parties hereto have made no representations and warranties other than those contained in the Agreement and the exhibit hereto.  This Agreement and the exhibit hereto constitute the entire agreement between the parties and supersede and cancel any and all prior agreements between the parties as to the transaction covered herein.

4.4                               GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

4.5                               Notice.  All notices, requests, demands and other communications required or permitted hereunder shall be in writing and if delivered by facsimile transmission or personal delivery shall be deemed to have been given when sent; if delivered by federal express or express mail shall be deemed to have been given the next succeeding day; and if mailed, shall be deemed to have been given three days after the date when sent by registered or certified mail, postage prepaid and addressed to a party at the address as shown below or to such other address as such party may, by written notice received by the other party, have designated as the address for such purpose:

(a)                     if to the Company:                                                    CVSL Inc.

2400 Dallas Parkway, #230

Plano, TX 75093

(b)                     if to Seller:                                                                                                  Rochon Capital Partners, Ltd.

2400 Dallas Parkway, #230

Plano, TX 75093

4.6                               Severability.  This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations.  If any provision of this Agreement is for any reason or to any extent found to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, but rather is to be enforced to the greatest extent permitted by law.

4.7                               Costs.  Each party shall pay its own fees and expenses (including legal or accounting fees or expenses) attributable to this Agreement and the transactions contemplated hereby.

4.8                               Counterparts.  This Agreement may be executed in multiple originals, each of which will be deemed an original but all of which together will constitute but one and the same instrument.

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EQUITY CONTRIBUTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the Effective Date first set forth above.

COMPANY:	CVSL INC.

	By:	/a/ Kelly Kittrell
	Its:	Chief Financial Officer

SELLER:	ROCHON CAPITAL PARTNERS, LTD., a Texas limited partnership

	By:	John Rochon Management, Inc., its general partner

/s/ John P. Rochon
	Its:	President

EXHIBIT A – STOCK POWER		SOLO PAGE